2013-01
Contact:                      Jeff Altamari
Vice President, Investor Relations
(713) 513-3344

HOUSTON (January 31, 2013) – Cameron (NYSE: CAM) reported earnings per share for the fourth quarter of 2012 of $0.95 excluding charges. This compares to earnings per share for the fourth quarter of 2011 of $0.77 excluding charges. After-tax charges for the fourth quarter of 2012 were $0.07 per share.  After-tax charges for the fourth quarter 2011 were $0.37 per share primarily related to the Deepwater Horizon matter.
The Company reported GAAP net income of $218.3 million for the fourth quarter of 2012, or $0.88 per diluted share. Earnings per diluted share increased 120 percent compared to the fourth quarter 2011 earnings of $0.40 per diluted share. For the year the Company reported GAAP net income of $750.5 million, or $3.02 per diluted share. Earnings per diluted share increased 44 percent compared to full year 2011 earnings of $2.09 per diluted share.

Record revenues up sequentially for quarter and year; increase in every segment

Revenues of $2.4 billion for the quarter were at a record level, up nearly 20 percent from $2.0 billion a year ago.  Record revenues for the year of $8.5 billion exceeded 2011 revenues of $7.0 billion by over 22 percent. Revenues were up sequentially for all three segments for both the quarter and the year. Quarterly and annual income before income taxes were at record levels. Quarterly income before income taxes was $273.4 million, up over 117 percent from $125.9 million a year ago. For the year, 2012 income before income taxes was $938.0 million up 44 percent from $651.1 million in 2011.  Cameron Chairman and Chief Executive Officer Jack B. Moore said, “Both quarter and annual year-over-year revenue increases were due to double digit revenue gains in all three of the Company’s segments.”

Record orders and backlog
Orders booked in the fourth quarter of 2012 totaled a record $3.4 billion, up from $1.9 billion a year ago, representing an increase of about 80 percent. Full-year orders totaled $10.9 billion, up over 39 percent from $7.8 billion in 2011 and represented the highest order year in the Company’s history.

Moore noted record quarterly orders in the Drilling and Surface Systems businesses within the DPS segment and the V&M segment. These same business segments also achieved record annual orders. Moore said, “The Drilling Systems business saw unprecedented strength for the quarter, including 21 deepwater BOP awards as well as its previously announced first full deepwater rig package order. DPS accomplished this record level of orders without any large subsea awards.”
Cameron’s backlog at the end of the fourth quarter was $8.6 billion, up from the beginning of the year level of $6.0 billion. Moore noted that this is a record backlog for the Company reflecting over 43 percent growth from a year ago.

Record cash flow from operations while capital investments continue
Cameron’s cash flow from operations totaled a record $544.7 million in the fourth quarter. Moore said, “We were pleased with our working capital management in the fourth quarter which resulted in strong annual cash flow of nearly $683.0 million.”
“We spent $427.2 million in capital expenditures during the year,” Moore said, “with an emphasis on enhancing our aftermarket reach and capability and meeting demands in unconventional drilling.”  Moore added that he expects Cameron’s capital spending to remain around the $500 million level during 2013, saying, “We see a mix of needs and opportunities for our businesses during the year that continue to require a strong capital spending commitment. The majority will be targeted at expanding our Drilling infrastructure and other capacity needs.”

2013 earnings expected to reach $3.70 to $3.95 per share
Moore said Cameron currently expects its 2013 earnings to be in the range of $3.70 to $3.95 per diluted share, excluding charges. “Our 2013 earnings are expected to be another record. Earnings for the year will ultimately be influenced by the level of North American activity as well as our ability to execute on our record backlog,” Moore said. First quarter 2013 earnings, excluding charges, are expected to reflect the typical seasonal decline from the fourth quarter and should approximate $0.70 to $0.75 per diluted share. “The timing of project deliveries will heavily influence our earnings for the first quarter,” Moore added.
Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.

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Website: www.c-a-m.com
In addition to the historical data contained herein, this document includes forward-looking statements regarding future earnings of the Company (including first quarter and full year 2013 earnings per share estimates), as well as expectations regarding working capital needs and capital expenditures, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The Company’s actual results may differ materially from those described in forward-looking statements.  Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company’s results of operations, liquidity or financial condition.  Such factors may include overall demand for, and pricing of, the Company’s products, particularly as affected by North American activity; the size and timing of orders; the Company’s ability to successfully execute the large subsea and drilling systems projects it has been awarded; the possibility of cancellations of orders; the Company’s ability to convert backlog into revenues on a timely and profitable basis; the impact of acquisitions the Company has made or may make; changes in the price of (and demand for) oil and gas in both domestic and international markets; raw material costs and availability; political and social issues affecting the countries in which the Company does business; fluctuations in currency markets worldwide; and variations in global economic activity.  In particular, current and projected oil and gas prices historically have generally directly affected customers’ spending levels and their related purchases of the Company’s products and services.  Additionally, changes in oil and gas price expectations may impact the Company’s financial results due to changes it may make in its cost structure, staffing or spending levels.
Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance.  Additionally, the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.

Cameron
Unaudited Consolidated Condensed Results of Operations
($ and shares in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Revenues:
Drilling & Production Systems	$1,393.7	$1,216.0	$4,871.3	$4,061.5
Valves & Measurement	556.7	462.2	2,142.2	1,663.0
Process & Compression Systems	475.4	352.5	1,488.6	1,234.5
Total revenues	2,425.8	2,030.7	8,502.1	6,959.0

Costs and Expenses:
Costs of sales (exclusive of depreciation and amortization shown separately below)	1,726.8	1,430.5	6,024.3	4,838.4
Selling and administrative expenses	318.6	277.7	1,161.2	1,001.5
Depreciation and amortization	64.8	61.2	254.7	206.6
Interest, net	20.5	21.2	90.4	84.0
Other costs	21.7	114.2	33.5	177.4
Total costs and expenses	2,152.4	1,904.8	7,564.1	6,307.9

Income before income taxes	273.4	125.9	938.0	651.1
Income tax provision	(55.1)	(26.0)	(187.5)	(129.2)
Net income	$218.3	$99.9	$750.5	$521.9

Earnings per common share:
Basic	$0.88	$0.41	$3.05	$2.13
Diluted	$0.88	$0.40	$3.02	$2.09

Shares used in computing earnings per common share:
Basic	246.7	245.3	246.4	245.0
Diluted	248.4	247.4	248.1	249.2

EBITDA, excluding other costs:
Drilling & Production Systems	$238.7	$246.0	$862.2	$797.0
Valves & Measurement	126.8	92.3	467.2	334.4
Process & Compression Systems	77.5	38.0	184.0	153.9
Corporate and other(1)	(62.6)	(53.8)	(196.8)	(166.2)
Total	$380.4	$322.5	$1,316.6	$1,119.1

(1)
Corporate EBITDA amounts exclude $21.7 and $114.2 million of other costs for the three-month periods ended December 31, 2012 and 2011, respectively; and $33.5 and $177.4 million for the years ended December 31, 2012 and 2011, respectively.

Cameron
Consolidated Condensed Balance Sheets
($ millions)

	December 31, 2012	December 31, 2011
	(unaudited)

Assets:
Cash and cash equivalents	$1,185.8	$898.9
Short-term investments	517.0	423.5
Receivables, net	1,966.7	1,757.3
Inventories, net	2,741.2	2,399.9
Other	499.9	349.0
Total current assets	6,910.6	5,828.6

Plant and equipment, net	1,765.1	1,500.1
Goodwill	1,923.9	1,615.3
Other assets	558.6	417.7
Total Assets	$11,158.2	$9,361.7

Liabilities and Stockholders’ Equity:
Short-term debt	$29.2	$10.6
Accounts payable and accrued liabilities	3,045.7	2,669.7
Accrued income taxes	94.1	–
Total current liabilities	3,169.0	2,680.3

Long-term debt	2,047.0	1,574.2
Deferred income taxes	131.7	184.5
Other long-term liabilities	244.4	215.3
Total liabilities	5,592.1	4,654.3

Commitments and contingencies	–	–

Stockholders’ equity:
Common stock, par value $.01 per share, 400,000,000 shares authorized, 263,111,472 shares issued at December 31, 2012 and 2011	2.6	2.6
Preferred stock, par value $.01 per share, 10,000,000 shares authorized, no shares issued or outstanding	–	–
Capital in excess of par value	2,094.6	2,072.4
Retained earnings	4,120.7	3,370.2
Accumulated other elements of comprehensive income (loss)	(30.0)	(90.8)
Less: Treasury stock at cost, 16,415,336 shares at December 31, 2012 and 17,579,397 shares at December 31, 2011	(621.8)	(647.0)
Total stockholders’ equity	5,566.1	4,707.4

Total Liabilities and Stockholders’ Equity	$11,158.2	$9,361.7

Cameron
Unaudited Consolidated Condensed Statements of Cash Flows
($ millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Cash flows from operating activities:
Net income	$218.3	$99.9	$750.5	$521.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	58.8	45.2	211.8	160.2
Amortization	6.0	16.0	42.9	46.4
Non-cash stock compensation expense	13.4	10.0	44.7	36.7
Deferred income taxes and tax benefit of employee stock compensation plan transactions	(25.5)	(34.6)	(85.1)	(22.0)
Changes in assets and liabilities, net of translation, acquisitions and non-cash items:
Receivables	(94.8)	(100.7)	(144.0)	(461.1)
Inventories	70.5	34.3	(368.9)	(397.1)
Accounts payable and accrued liabilities	307.1	176.1	213.0	200.8
Other assets and liabilities, net	(9.1)	82.8	18.0	122.7
Net cash provided by operating activities	544.7	329.0	682.9	208.5

Cash flows from investing activities:
Proceeds from sales and maturities of short-term investments	256.8	15.2	1,031.7	15.2
Purchases of short-term investments	(409.8)	(438.0)	(1,125.4)	(438.0)
Capital expenditures	(146.9)	(159.6)	(427.2)	(388.1)
Acquisitions, net of cash acquired	(39.6)	(378.8)	(349.3)	(421.3)
Proceeds from sales of plant and equipment	1.8	2.0	27.6	19.6
Net cash used for investing activities	(337.7)	(959.2)	(842.6)	(1,212.6)

Cash flows from financing activities:
Short-term loan borrowings (repayments), net	(4.0)	(4.0)	(41.9)	45.7
Issuance of senior debt	–	–	499.3	747.8
Debt issuance costs	–	–	(3.4)	(4.7)
Redemption of convertible debentures	–	–	–	(705.7)
Purchase of equity call options, net	–	–	–	(12.2)
Purchase of treasury stock	(8.8)	(2.4)	(21.3)	(2.4)
Proceeds from stock option exercises, net of tax payments from stock compensation plan transactions	1.9	1.5	12.3	21.5
Excess tax benefits from stock compensation plan transactions	1.6	3.7	11.1	9.0
Principal payments on capital leases	(3.1)	(2.2)	(11.3)	(8.2)
Net cash provided by (used for) financing activities	(12.4)	(3.4)	444.8	90.8

Effect of translation on cash	0.5	(4.0)	1.8	(20.3)

Increase (decrease) in cash and cash equivalents	195.1	(637.6)	286.9	(933.6)
Cash and cash equivalents, beginning of period	990.7	1,536.5	898.9	1,832.5

Cash and cash equivalents, end of period	$1,185.8	$898.9	$1,185.8	$898.9

Cameron
Orders and Backlog
($ millions)

Orders

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Drilling & Production Systems	$2,544.5	$933.4	$7,326.8	$4,343.4
Valves & Measurement	540.7	538.2	2,104.3	2,000.7
Process & Compression Systems	358.0	443.2	1,455.6	1,483.5
Total	$3,443.2	$1,914.8	$10,886.7	$7,827.6

Backlog

	December 31, 2012	December 31, 2011

Drilling & Production Systems	$6,576.4	$3,811.1
Valves & Measurement	1,051.0	1,144.9
Process & Compression Systems	969.8	1,013.1
Total	$8,597.2	$5,969.1

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions)

		Three Months Ended December 31, 2012
	Drilling & Production Systems	Valves & Measurements	Process & Compression Systems	Corporate	Total
Income (loss) before income taxes	$202.1	$116.5	$67.9	$(113.1)	$273.4
Depreciation & amortization	36.6	10.3	9.6	8.3	64.8
Interest, net	–	–	–	20.5	20.5
Other costs	–	–	–	21.7	21.7

EBITDA, excluding other costs	$238.7	$126.8	$77.5	$(62.6)	$380.4

		Three Months Ended December 31, 2011
	Drilling & Production Systems	Valves & Measurements	Process & Compression Systems	Corporate	Total
Income (loss) before income taxes	$211.3	$81.9	$27.4	$(194.7)	$125.9
Depreciation & amortization	34.7	10.4	10.6	5.5	61.2
Interest, net	–	–	–	21.2	21.2
Other costs	–	–	–	114.2	114.2

EBITDA, excluding other costs	$246.0	$92.3	$38.0	$(53.8)	$322.5

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions)

		Twelve Months Ended December 31, 2012
	Drilling & Production Systems	Valves & Measurements	Process & Compression Systems	Corporate	Total
Income (loss) before income taxes	$712.3	$425.8	$147.1	$(347.2)	$938.0
Depreciation & amortization	149.9	41.4	36.9	26.5	254.7
Interest, net	–	–	–	90.4	90.4
Other costs	–	–	–	33.5	33.5

EBITDA, excluding other costs	$862.2	$467.2	$184.0	$(196.8)	$1,316.6

		Twelve Months Ended December 31, 2011
	Drilling & Production Systems	Valves & Measurements	Process & Compression Systems	Corporate	Total
Income (loss) before income taxes	$685.6	$294.1	$116.0	$(444.6)	$651.1
Depreciation & amortization	111.4	40.3	37.9	17.0	206.6
Interest, net	–	–	–	84.0	84.0
Other costs	–	–	–	177.4	177.4

EBITDA, excluding other costs	$797.0	$334.4	$153.9	$(166.2)	$1,119.1

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions, except per share amounts)

	Three Months Ended December 31, 2012
	After Tax(1)	Diluted EPS(2)

Net income, as reported	$218.3	$0.88
Adjustments:
Impairment of intangibles	14.0
International pension settlement costs	0.4
Acquisition integration costs	2.5
Mark-to-market impact on currency derivatives not designated as accounting hedges	(1.9)
Joint venture formation costs	2.2
Severance, restructuring and other costs	0.1
Net income, excluding charges	$235.6	$0.95

(1)	Individual adjustments assume a 20.2% effective tax rate
(2)	Based on 248.4 million diluted shares

	Three Months Ended December 31, 2011
	After Tax(1)	Diluted EPS(2)

Net income, as reported	$99.9	$0.40
Adjustments:
Costs associated with the Deepwater Horizon matter and BOP litigation	85.4
Mark-to-market impact on currency derivatives not designated as accounting hedges	2.3
Severance, restructuring and other costs	2.8
Net income, excluding charges	$190.4	$0.77

(1)	Individual adjustments assume a 20.7% effective tax rate
(2)	Based on 247.4 million diluted shares

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions, except per share amounts)

	Year Ended December 31, 2012
	After Tax(1)	Diluted EPS(2)

Net income, as reported	$750.5	$3.02
Adjustments:
Impairment of intangibles	14.0
International pension settlement costs	5.3
BOP litigation costs	2.0
Acquisition integration costs	10.6
Mark-to-market impact on currency derivatives not designated as accounting hedges	(12.6)
Joint venture formation costs	2.2
Severance, restructuring and other costs	5.3
Net income, excluding charges	$777.3	$3.13

(1)	Individual adjustments assume a 20.0% effective tax rate
(2)	Based on 248.1 million diluted shares

	Year Ended December 31, 2011
	After Tax(1)	Diluted EPS(2)

Net income, as reported	$521.9	$2.09
Adjustments:
Costs associated with the Deepwater Horizon matter and BOP litigation	114.8
Mark-to-market impact on currency derivatives not designated as accounting hedges	7.5
Cost associated with retiring the 2.5% convertible debentures	11.6
Severance, restructuring and other costs	8.3
Net income, excluding charges	$664.1	$2.67

(1)	Individual adjustments assume a 19.8% effective tax rate
(2)	Based on 249.2 million diluted shares